8-K CINCINNATI BELL INC.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 31, 2011

CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)

221 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)

Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.

Section 1 - Registrant's Business and Operations

Item 1.01 Amendment of a Material Definitive Agreement.

First Amendment to Credit Agreement

On October 31, 2011, Cincinnati Bell Inc. (the “Company”) amended its Credit Agreement originally dated as of June 11, 2010 among the Company, as Borrower, the Guarantors party thereto, Bank of America, N.A., as Administrative Agent and an L/C Issuer, PNC Bank, National Association, as Swingline Lender and an L/C Issuer, and the other lenders party thereto (the “Credit Agreement”) pursuant to a First Amendment dated as of October 31, 2011 among the Company, the Guarantors party thereto, Bank of America, N.A., as Administrative Agent and an L/C Issuer, PNC Bank, National Association, as Swingline Lender and an L/C Issuer, and the other lenders party thereto (the “First Amendment”). The First Amendment amends certain provisions in the Credit Agreement to replace the Consolidated Fixed Charge Coverage Ratio (as defined in the credit agreement) with a basket for Consolidated Capital Expenditures (as defined in the Credit Agreement) during the period from October 1, 2011 to June 11, 2014 not to exceed $1,000,000,000 in the aggregate. The First Amendment also amends the Credit Agreement to allow for Dispositions (as defined in the Credit Agreement) for which less than 50% of the consideration paid is in the form of cash or Cash Equivalents (as defined in the Credit Agreement) so long as the cumulative aggregate consideration received for such Dispositions after the effective date of the First Amendment does not exceed $25,000,000.

A copy of the First Amendment is attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1
The First Amendment to the Credit Agreement dated as of October 31, 2011, among Cincinnati Bell Inc., as Borrower, the Guarantors party thereto, Bank of America, N.A., as Administrative Agent and an L/C Issuer, PNC Bank, National Association, as Swingline Lender and an L/C Issuer, and the other lenders party thereto.

Form 8-K	Cincinnati Bell Inc.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
Date:	November 3, 2011	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Exhibit

99.1
The First Amendment to the Credit Agreement dated as of October 31, 2011, among Cincinnati Bell Inc., as Borrower, the Guarantors party thereto, Bank of America, N.A., as Administrative Agent and an L/C Issuer, PNC Bank, National Association, as Swingline Lender and an L/C Issuer, and other lenders party thereto.